     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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    In connection with the shareholder report of American Century California
Tax-Free and Municipal Funds (the "Registrant") on Form N-CSR for the period ending August 31, 2003 (the "Report"), we, the undersigned, certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 15(d) of the
        Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
        Registrant.

Dated:  October 29, 2003
                                         /s/ William M. Lyons
                                         --------------------------
                                         William M. Lyons
                                         President
                                         (chief executive officer)

                                         /s/ Maryanne L. Roepke
                                         --------------------------
                                         Maryanne L. Roepke
                                         Sr. Vice President, Treasurer &
                                         Chief Accounting Officer
                                         (chief financial officer)